Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

 Farmacia Corporation

 We hereby consent to the inclusion in this Registration Statement on Form S-1/A, Amendment No. 5 of our report dated February 10, 2011 of Farmacia Corporation, relating to the financial statements as of October 31, 2010 and 2009 and for the period from inception to October 31, 2010, and to the reference to our firm under the caption “Experts” in the Registration Statement.

 /s/ M&K CPAS, PLLC

 Houston, Texas

February 22, 2011